                             AGREEMENT AND PLAN OF MERGER


       This AGREEMENT and PLAN OF MERGER (the "Agreement") is made and entered into as of September 30, 1998, by and among I/O Marine, Inc. ("I/O Marine"), a Louisiana corporation; Input/Output, Inc. ("I/O"), a Delaware corporation and the sole stockholder of I/O Marine; DigiCourse, Inc. ("DigiCourse"), a Louisiana corporation; and The Laitram Corporation ("Stockholder"), a Louisiana corporation and the sole stockholder of DigiCourse. I/O, I/O Marine, DigiCourse and Stockholder are each a "party" and collectively are the "parties" to this Agreement.

                                RECITALS

       The Boards of Directors of each of the parties have each approved the merger of I/O Marine with and into DigiCourse (the "Merger"), pursuant to the terms and subject to the conditions of this Agreement. Each party desires to make certain representations, warranties and agreements in connection with the Contemplated Transactions (defined below). The parties intend, for federal income Tax purposes, that the Contemplated Transactions shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended, and related rules and regulations ("Code").

       It is the intent of the parties that, as of September 30, 1998, at 11:59 P.M., all economic benefits and risks of any kind and nature of DigiCourse are transferred from Stockholder to the Surviving Corporation. To the extent any provision of this Agreement and its exhibits is in conflict with this aforementioned principle, the parties agree that this principle shall be controlling.

       NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions, covenants and promises herein contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     DEFINITIONS

       For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

       "ACCOUNTING PROCEDURES" are defined in the attached Exhibit 1.

       "ACCOUNTS RECEIVABLE" is defined in Section 3.8.

       "ACQUISITION" is defined in Section 9.29.

       "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, liabilities, obligations, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses, that have a net adverse effect on the financial position of a Person.

       "AFFILIATE" means any person that, directly or indirectly, controls, or is controlled by or under common control with, another person. For the purposes of this definition, "CONTROL" (including the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any person, means the power to direct or cause the direction of the management and policies of the person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

       "APPLICABLE CONTRACT" means any Contract under which, prior to the Economic Closing Date, (a) DigiCourse or Limited has or may acquire any rights,
(b) DigiCourse or Limited has or may become subject to any obligation or liability, or (c) any asset owned or used by DigiCourse or Limited is or may become bound.

       "BALANCE SHEET" is defined in Section 3.4.

       "BREACH" means any material inaccuracy, breach, failure, claim, occurrence, or circumstance that breaches a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to Section 2.4 of this Agreement. A "Breach" will be deemed to have occurred if there is or has been any material inaccuracy in or material breach of, or any material failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision.

       "CERTIFICATE OF MERGER" is defined in Section 2.1.

       "CLOSING" is defined in Section 2.4.

       "CLOSING DATE" means the date on which the Closing actually takes place.

       "ECONOMIC CLOSING NET WORKING CAPITAL" is defined in Section 2.5.

       "CODE" is defined in the Recitals of this Agreement.

       "CONSENT" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

       "CONSTITUENT CORPORATIONS" is defined in Section 2.2.

       "CONTEMPLATED TRANSACTIONS" means all of the transactions contemplated by this Agreement, including:

       (a) the Merger and the delivery of the shares of I/O Common Stock in accordance with Section 2 hereof; and

       (b) the execution, delivery, and performance of all agreements contemplated by this Agreement.

       "CONTRACT" means any material agreement, contract, promise or undertaking that is legally binding.

       "COPYRIGHTS" is defined in Section 3.21.

       "DEFICIT NET WORKING CAPITAL" is defined in Section 2.5.

       "DIGICOURSE" is defined in the first paragraph of this Agreement.

       "DISCLOSURE LETTER" means the disclosure letter delivered by DigiCourse to I/O within fifteen (15) days after the date of the signing of this Agreement, as it may be supplemented under Section 9.17.

       "DOCUMENTATION" means all documents, other written material (including user and support manuals, flowcharts and other supporting documentary, architecture documents, design documents, requirements documents, specifications documents and computer material), stored in any medium, and source codes which have been created by or at the request of DigiCourse or Limited, or acquired by DigiCourse or Limited, relating to, explaining or assisting in the use of Products.

       "ECONOMIC CLOSING DATE" means September 30, 1998.

       "EFFECTIVE TIME" shall have the same meaning as defined in Section 2.1.

       "ENCUMBRANCE" means any pledge, security interest or encumbrance of any kind.

       "ENVIRONMENT" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life and any other environmental medium or natural resource.

       "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law.

       "ENVIRONMENTAL LAW" means any Legal Requirement that relates to (a) the control of any potential pollutant or protection of the air, water or land, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic or other substances alleged to be harmful.

       "ERISA" means the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "EXCESS NET WORKING CAPITAL" is defined in Section 2.5.

       "FACILITIES" means any real property, leaseholds, or other interests currently or formerly owned or operated by DigiCourse or Limited and any buildings, plants, structures, or equipment currently or formerly owned or operated by DigiCourse or Limited.

       "GAAP" means generally accepted United States accounting principles then applicable.

       "GOVERNMENTAL AUTHORIZATION" means any Consent or license made available by or under the authority of any Governmental Body pursuant to any Legal Requirement.

       "GOVERNMENTAL BODY" means any:

       (a) nation, state, county, parish, city, town, village, district, or other governmental jurisdiction of any nature;

       (b)    federal, state, local, municipal, foreign, or other government;

       (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); or

       (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any governmental nature.

       "HSR" is defined in Section 6.8.

       "INDEMNIFIED PERSON" is defined in Section 8.4.

       "INTELLECTUAL PROPERTY ASSETS" is as defined in Section 3.21.

       "INTERIM BALANCE SHEET" is defined in Section 3.4.

       "INVESTMENT LETTER" is defined in Section 2.4.

       "I/O" is defined in the Recitals of this Agreement.

       "I/O COMMON STOCK" means the common stock of I/O, par value $0.01 per share.

       "I/O INDEMNIFIED PERSON" is defined in Section 8.2.

       "I/O MARINE" is defined in the Recitals of this Agreement.

       "I/O MARINE COMMON STOCK" is defined in Section 5.5.

       "KMPG" means the public accounting firm of KMPG Peat Marwick LLP.

       "KNOWLEDGE" or "KNOWN" means any fact that is actually known by any of the following individuals:

              (a) in the case of Stockholder and DigiCourse, the following individuals - James M. Lapeyre, Jr., Roy Kelm, Lawrence P. Oertling, Barry L. LaCour, James W. Evans, Robbert W. Vorhoff, James T. Cronvich or Franck F. LaBiche; and

              (b) in the case of I/O and I/O Marine, the following individuals - Zeke Zeringue, Axel Sigmar, Gay Mayeux, Ronald Harris, Chris Wolfe, George Gentry, Thomas Connolly or Robert Brindley.

       "LBCL" means the Louisiana Business Corporation Law.

       "LEGAL REQUIREMENT" means any legally binding order, constitution, law, ordinance, regulation, statute, or treaty of a Governmental Body.

       "LIMITATIONS" is defined in Section 3.6(b).

       "LIMITED" is defined in Section 3.3.

       "MARKS" is defined in Section 3.21.

       "MERGER" is defined in the Recitals of this Agreement.

       "MERGER CONSIDERATION" is defined in Section 2.3.

       "NET WORKING CAPITAL" means DigiCourse's (a) Cash, plus Trade Receivables
(Net), plus Other Receivables, plus Other Current Assets, plus Inventories; reduced by (b) Accounts Payable Trade, plus Other Accrued Liabilities (exclusive of the liabilities listed in Section 2.6).

       "NYSE" means The New York Stock Exchange Inc.

       "OCCUPATIONAL SAFETY AND HEALTH LAW" means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

       "ORDER" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or, if binding, by any arbitrator.

       "ORDINARY COURSE OF BUSINESS" means an action taken by a Person if such action is both consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and such action is similar in nature and magnitude to actions customarily taken in the ordinary course of the normal day-to-day operations of other Persons that are similar in size and operations to the Person in question.

       "ORGANIZATIONAL DOCUMENTS" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (c) any amendment to any of the foregoing.

       "PATENTS" is defined in Section 3.21.

       "PAYMENT DATE" is defined in Section 2.5.

       "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

       "PLAN" or "PLANS" has the same meaning as defined in Section 3.13.

       "PRIVATE PLACEMENT MEMORANDUM" means that certain private placement memorandum, including all attachments, of I/O, dated September 30, 1998, delivered to Stockholder.

       "PROCEEDING" means any action, binding arbitration, audit, hearing, formal investigation, litigation, or suit (whether civil, criminal or administrative) commenced, brought, conducted, or heard by or before any Governmental Body or arbitrator.

       "PRODUCTS" means the devices and related Software manufactured and/or assembled and marketed by DigiCourse and Limited.

       "PROPRIETARY RIGHTS AGREEMENT" is defined in Section 3.20.

       "REASONABLE EFFORTS" means the commercially reasonable efforts that a prudent Person desirous of achieving a result would use and expend in similar circumstances to undertake reasonably to ensure that such result is achieved expeditiously.

       "REGISTRATION RIGHTS AGREEMENT" is defined in Section 2.4.

       "RELEASE" is defined in Section 2.4.

       "REPRESENTATIVE" with respect to a particular Person, means any director, officer, employee, agent, consultant, advisor, or other representative of such Person with respect to a particular matter, including legal counsel, accountants, and financial advisors with respect to a particular matter.

       "RIGHTS" means the intellectual property and contract rights, related to the Products, which are owned or licensed by DigiCourse or Limited in the development, support, marketing, production, licensing or sale of the Products; and all Intellectual Property Assets owned or licensed by DigiCourse or Limited in connection with DigiCourse's or Limited's business. "RIGHTS" does not include any of the Shared Software and Rights or any of the foregoing used as a shared service described on Exhibit 2.7, with Stockholder or any Stockholder Affiliate.

       "SEC" means the United States Securities and Exchange Commission.

       "SECURITIES ACT" means the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

       "SHARES" means the 1,080,000 shares, no par value per share, of DigiCourse common stock constituting all of the issued and outstanding capital stock of DigiCourse.

       "SHARED SOFTWARE AND RIGHTS" is defined in Section 2.12.

       "SOFTWARE" means all computer programs, including firmware acquired by DigiCourse (and whether written or created for DigiCourse by any present or former consultant or employee of DigiCourse or otherwise commissioned by DigiCourse), or licensed for sublicensing by DigiCourse, together with any modifications, enhancements, additions or replacements. "SOFTWARE" does not include Shared Software and Rights or any of the foregoing used as a shared service described on Exhibit 2.7, with Stockholder or any Stockholder Affiliates.

       "STOCKHOLDER" is defined in the Recitals of this Agreement.

       "STOCKHOLDER AFFILIATE" means Affiliates of Stockholder but excludes DigiCourse and Limited.

       "STOCKHOLDER INDEMNIFIED PERSON" is defined in Section 8.3.

       "SUBSIDIARY" with respect to any specified Person, means any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the specified Person or one or more of its subsidiaries.

       "SURVIVING CORPORATION" means DigiCourse, as survivor of the Merger.

       "TAX" or "TAXES" mean any federal, state, local or foreign income, sales, real or personal property or other taxes, assessments, levies, imposts, duties, or other charges of any nature whatsoever commonly referred to as a "tax" (including without limitation interest and penalties) imposed by any law, rule or regulation.

       "TAX RETURN" means any return (including any information return), report, statement, schedule, notice, form, or other document or information submitted to any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax.

       "THREATENED" means a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any written demand or statement has been received or any written notice has been received or any Known action has been taken by a Claimant that would lead a prudent Person having that Knowledge to conclude that such a claim, Proceeding, dispute, action, or other matter will be asserted, commenced, taken, or otherwise pursued in the future against a specified Person.

       "TRADE SECRETS" is defined in Section 3.21.

       "TRANSFER PLAN" is defined in Exhibit 2.11.

2.     THE MERGER

       2.1 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, the certificate of merger in the form of EXHIBIT 2.1 (the "Certificate of Merger") shall be executed and acknowledged as required by the LBCL and delivered to the Office of the Secretary of State of the State of Louisiana for filing, pre-positioned in New Orleans for immediate filing, and then filed as soon as practicable on or after the Closing Date. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Louisiana or at such time thereafter as is provided in the Certificate of Merger (the "Effective Time").

       2.2    EFFECTS OF THE MERGER.

       (a) At the Effective Time, the separate existence of I/O Marine shall cease, and I/O Marine shall be merged with and into DigiCourse (DigiCourse and I/O Marine are sometimes referred to herein as the "Constituent Corporations"); the Articles of Incorporation of DigiCourse as in effect immediately prior to the Effective Time shall be amended and restated in the Certificate of Merger and shall be the Articles of Incorporation of the Surviving

Corporation until thereafter amended; the Bylaws of DigiCourse shall be amended and restated immediately prior to the Effective Time and shall be the Bylaws of the Surviving Corporation until thereafter amended; the duly elected and incumbent Board of Directors of I/O Marine as constituted immediately prior to the Effective Time shall be the Board of Directors of the Surviving Corporation, and shall serve until their successors are duly elected and qualified; and the duly elected and incumbent officers of I/O Marine as in office immediately prior to the Effective Time shall be the officers of the Surviving Corporation, and shall serve until the Board of Directors of Surviving Corporation takes action in respect of such service.

        (b) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises, whether of a public or a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations; and all of the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, shall be vested in the Surviving Corporation and all contractual rights, property, rights, privileges, powers and franchises, and all and every other interest shall thereafter be the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise in either of the Constituent Corporations shall not revert or be in any way impaired; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts and liabilities had been incurred or contracted by it.

       2.3 SHARE CONVERSIONS. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any of the Shares of
DigiCourse:

       (a) COMMON STOCK OF I/O MARINE. The Merger will automatically convert each share of common stock of I/O Marine into one share of common stock of DigiCourse.

       (b) CONVERSION OF THE SHARES. The Shares shall be converted into the right to receive from the Surviving Corporation in exchange for said Shares a total of 5,794,000 fully paid and non-assessable shares of I/O Common Stock (the
"Merger Consideration").   At the Effective Time, each of the Shares, when so
converted, shall no longer be deemed to be outstanding and shall automatically be canceled and retired and shall cease to exist, and the holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the Merger Consideration, upon the surrender of such certificate, without interest.

       2.4 CLOSING. The closing of the Contemplated Transactions (the "Closing") provided for in this Agreement will take place at the offices of Haynes and Boone, L.L.P., 1000 Louisiana, Suite 4300, Houston, Texas 77002, upon such time and date as the parties may agree; or, if they cannot or have not agreed, such specified date of which any party shall have notified the others by notice given at least five business days in advance of the specified date, but in no event prior to (i) consent under the HSR Act, (ii) the expiration of five days after the delivery by I/O of the Private Placement Memorandum, (iii) the expiration of five days after delivery of the Disclosure Letter by DigiCourse, or (iv) the expiration of two days after the delivery of any supplement to the Disclosure Letter. Either I/O or DigiCourse (or on occasion each) may delay the Closing Date up to and including November 30, 1998, if necessary to permit conditions to become satisfied that are not satisfied at the time such delay is effected. At the Closing:

       (a)    Stockholder will deliver to I/O:

              (i) an investment letter in the form of EXHIBIT 2.4(a)(i) executed by the Stockholder ("Investment Letter");

              (ii) the certificates representing the Shares, with appropriate stock powers duly executed by Stockholder and signatures Medallion guaranteed;

              (iii) the Registration Rights Agreement ("Registration Rights Agreement") in the form of the attached Exhibit 2.4(a)(iii), executed by the Stockholder;

              (iv) the Non-Competition Agreement ("Non-Competition Agreement") in the form of the attached Exhibit 2.4(a)(iv) executed by Stockholder; and

              (v)    the Stockholder's Release in the form of the attached
       Exhibit 2.4(a)(v) executed by Stockholder (the "Release').

       (b)    I/O and/or I/O Marine will deliver to Stockholder:

              (i) certificates for the shares of I/O Common Stock properly signed by those Representatives of I/O whose signatures are required for the validity of the Merger Consideration constituting the Merger Consideration, registered in the name of the Stockholder;

              (ii)   the Registration Rights Agreement executed by I/O; and

              (iii)  the Non-Competition Agreement executed by I/O.

       2.5 DETERMINATION OF ECONOMIC CLOSING NET WORKING CAPITAL. During the sixty (60) days following the Economic Closing Date, KPMG will determine Net Working Capital of DigiCourse as of the Economic Closing Date ("Economic Closing Net Working Capital"). Economic Closing Net Working Capital will be determined by KPMG, the outside accountants of all parties, applying the accounting procedures in the attached Exhibit 1. The parties stipulate that the component of Inventory acquired from Syntron has a fair market value of $1,525,000 for financial accounting purposes. "Excess Net Working Capital" shall exist if, and to the extent that, Economic Closing Net Working Capital is greater than $11,500,000 ("Base

Amount"). "Deficit Net Working Capital" shall exist if, and to the extent that, Economic Closing Net Working Capital is less than Base Amount.

       (a)    In the event there is Excess Net Working Capital:

              (i) The Surviving Corporation shall, to the extent of the Excess Net Working Capital, pay to the Stockholder an amount equal to the liabilities identified in Section 2.6(b) by the date ("Payment Date") that is five business days after the determination of Economic Closing Net Working Capital. I/O shall, in accordance with this Agreement, transfer to the Surviving Corporation an amount of cash equal to, and to be used to pay, the liabilities identified in Section 2.6(b) in accordance with the previous sentence.

              (ii) To the extent said Excess Net Working Capital exceeds the liabilities identified in Section 2.6(b), I/O shall, in accordance with this Agreement transfer to the Surviving Corporation to pay to the Stockholder by the Payment Date as additional consideration an amount of cash, equal to the Excess Net Working Capital less the liabilities identified in Section 2.6(b) paid pursuant to Section 2.5(a)(i).

              (iii) If the liabilities identified in Section 2.6(b) exceed the Excess Net Working Capital, then to the extent of such excess, Stockholder will be deemed, as a capital contribution, to automatically assume on the Payment Date and agree to pay, perform and discharge when due and payable, the liabilities and obligations of DigiCourse identified in Section 2.6(b) (after the payment referred to in Section 2.5(a)(i) above), whether due and payable or accrued for future payment but only to the extent such liabilities exceed Excess Net Working Capital.

       (b) If there is Deficit Net Working Capital, the Stockholder will, as a capital contribution, pay to the Surviving Corporation by the Payment Date an amount equal to said deficit. Furthermore, Stockholder will be deemed, as a capital contribution, to automatically assume and agree to pay, perform and discharge, when due and payable, the liabilities and obligations of DigiCourse identified in Section 2.6, whether due and payable or accrued for future payment.

       (c) Any payment due under this Section 2.5 will be paid by the Payment Date and shall include interest thereon from the first to occur of (i) 30 days after the Economic Closing Date or (ii) the Payment Date, through the date of payment, at a floating rate equal to the prime rate of interest shown from time to time in the "Money Rates" section of The Wall Street Journal.

       The Net Working Capital adjustment is outside of and is not subject to any of the limitations set forth in the indemnification provisions of Section 8.

       2.6 LIABILITIES. For purposes of Section 2.5, the identified liabilities, whether due and payable or accrued for future payment, are as follows:

       (a) all Tax obligations attributable to periods preceding the Economic Closing Date; and

       (b) all amounts originally owed to Stockholder or Stockholder Affiliates (whether assigned after origination) arising on or before the Economic Closing Date.

       Surviving Corporation shall be responsible for the liabilities identified in this Section 2.6 to the extent, and only to the extent, of any Excess Net Working Capital. In all other respects, Surviving Corporation and I/O shall have no obligation or commitment to discharge the obligations identified in this
Section 2.6, and such obligations shall be solely the responsibility of Stockholder.

       2.7 CONTINUED SERVICES. Stockholder agrees to provide to the Surviving Corporation and to Limited, effective from the Economic Closing Date, the shared support services listed, for the consideration, and for the time, described, in the agreement attached as Exhibit 2.7.

       2.8 CANCELLATION. Stockholder, on behalf of itself and Stockholder Affiliates, agrees upon Closing to cancel all Contracts between DigiCourse and Limited, on the one hand, and Stockholder and Stockholder Affiliates on the other hand, except for this Agreement and those agreements entered into pursuant to this Agreement.

       2.9 DIRECTOR. Immediately following Closing, I/O will elect James M. Lapeyre, Jr. to the I/O Board of Directors with a term expiring at the I/O annual stockholder meeting in the calendar year 2000.

       2.10 LEASED FACILITIES. At the Economic Closing Date, Stockholder agrees to lease, or to cause the lease of, to Surviving Corporation, certain facilities historically used by DigiCourse, that are described in Exhibit 2.10, on the terms and conditions, and for the consideration, provided in the attached
Exhibit 2.10.

       2.11 WORKFORCE. Transfer of the DigiCourse workforce from Stockholder's corporate group and benefit regime to I/O's corporate group and benefit regime will be carried out according to the Transfer Plan, attached as
Exhibit 2.11. All DigiCourse salary and benefit expenses after the Economic Closing Date shall be for the account of, and borne by, the Surviving Corporation.

       2.12 SHARED SOFTWARE AND RIGHTS. As used in this Agreement, "Shared Software and Rights" means all items that constitute Software or Rights as defined in this Agreement owned or licensed by Stockholder or a Stockholder Affiliate and shared by DigiCourse or Limited. Stockholder agrees that, to the extent it can do so without expense (other than nominal expense) or inconvenience or reduction of the number of licenses owned by Stockholder or any Stockholder Affiliate, it will license the Surviving Corporation to use the Shared

Software and Rights and, otherwise, will upon request by the Surviving Corporation use Reasonable Efforts to assist it in obtaining the necessary license to use the Shared Software and Rights.

       2.13   POST ECONOMIC CLOSING.   DigiCourse shall continue to operate
in the Ordinary Course of Business through the Closing. However, upon Closing, DigiCourse will be stipulated to have been operated from the Economic Closing Date through the Closing Date, for the benefit, risk and burden, and at the expense of, Surviving Corporation. After the Economic Closing Date, Stockholder will render the services, lease space and otherwise perform all as set forth in accordance with the Exhibits attached to this Agreement. Furthermore, Stockholder will continue to charge DigiCourse for all services, expenses, charges and allocations (other than those set forth in the previous sentence) in accordance with the practice and procedures utilized by Stockholder and DigiCourse during the preceding twelve (12) month period. (Included, without limitation, in said allocations shall be DigiCourse's share of Tax.
DigiCourse's share of income taxes incurred after the Economic Closing Date shall be calculated by applying a rate of thirty-four percent (34%) for federal income tax purposes and a rate of eight percent (8%) for state income tax purposes to net income incurred by DigiCourse after the Economic Closing Date.) Said services, expenses, charges and allocations shall be reflected in an intercompany account as a debt owed by DigiCourse to Stockholder. Surviving Corporation shall be responsible to pay and shall assume (i) any DigiCourse intercompany debt incurred after the Economic Closing Date, and (ii) any other debt or charge either (a) incurred by Stockholder for the account of DigiCourse after the Economic Closing Date or (b) incurred by DigiCourse after the Economic Closing Date. Promptly following Closing, Surviving Corporation shall reimburse Stockholder for all of the foregoing incurred by or for the benefit of DigiCourse after the Economic Closing Date. Except as set forth above, Surviving Corporation shall retain all DigiCourse revenues received after the Economic Closing Date and prior to Closing.

3.     REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND DIGICOURSE

       Stockholder, but only with respect to Section 3.1 below as it relates to Stockholder, and DigiCourse, with respect to all other matters in this Article 3, represent and warrant to I/O, except as set forth in the Disclosure Letter, as follows:

       3.1    AUTHORITY; NO CONFLICT.

       (a) This Agreement constitutes the legal, valid, and binding obligation of DigiCourse and the Stockholder, enforceable against DigiCourse and the Stockholder in accordance with its terms.

       (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

              (i)    contravene, conflict with, or result in a violation of
       (A) any provision of the Organizational Documents of DigiCourse, or
       (B) any resolution adopted by the board of directors or the Stockholder of DigiCourse;

              (ii) contravene, conflict with, or result in a violation of any Order to which DigiCourse or Stockholder, or any of the assets owned or used by DigiCourse, may be subject;

              (iii) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract over $60,000 in any twelve (12) month period; or

              (iv) result in the imposition or creation, pursuant to an Applicable Contract over $60,000 in any twelve (12) month period, of any Encumbrance upon or with respect to any of the assets owned or used by DigiCourse.

       Except for satisfaction of HSR requirements, DigiCourse and Stockholder are not required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

       (c) Stockholder is acquiring the shares of I/O Common Stock for its own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act. Prior to the date of this Agreement, the Stockholder has received a copy of the Private Placement Memorandum and has had an adequate opportunity to review and understand the Private Placement Memorandum, and to ask questions of and receive answers from I/O and I/O Marine.

       (d) The Stockholder is, and on the Closing Date will be, the record and beneficial owner and holder of all of the Shares, free and clear of all Encumbrances.

       3.2 ORGANIZATION AND GOOD STANDING. DigiCourse is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Part 3.2 of the Disclosure Letter contains an accurate list of the other jurisdictions in which DigiCourse is authorized to transact business. DigiCourse is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which failure to qualify or be in good standing could have a material adverse effect on DigiCourse.

       3.3 CAPITALIZATION. The authorized equity securities of DigiCourse consist of 2,500,000 shares of common stock, no par value, of which 1,080,000 shares are issued and outstanding and constitute the Shares. All of the outstanding equity securities of DigiCourse have been duly authorized and validly issued and are fully paid and nonassessable. Except for this Agreement, there is no Contract relating to the issuance, sale, or transfer of any equity securities or other securities of DigiCourse. The outstanding equity securities or other securities of DigiCourse were issued in compliance with all Legal Requirements. At Closing, DigiCourse will own beneficially and of record all equity interests in Limited. DigiCourse Limited, a United Kingdom corporation ("Limited"), is beneficially owned 100% by DigiCourse even though Stockholder is the record owner of one-half of Limited. However, pursuant to a Declaration of Nomineeship dated May 18, 1992, Stockholder declared that it holds a 50% interest in Limited in Trust for the benefit of DigiCourse all in accordance with said declaration. At or prior to Closing, Stockholder will execute any and all documents required to establish that DigiCourse owns 100% of Limited. Limited is a company duly organized, validly existing and in good standing under the laws of United Kingdom with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use and to perform all its obligations under Applicable Contracts. DigiCourse does not own, nor does it have any Contract to acquire, any other equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business and is not a party to any joint venture, teaming agreement, partnership or similar entity or enterprise. Except as stated above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of Limited or any of its subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Limited and no securities or obligation evidencing such rights are authorized, issued or outstanding. Limited does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholder of Limited on any matter.

       3.4 FINANCIAL STATEMENTS. DigiCourse has delivered to I/O and will attach to the Disclosure Letter: (a) unaudited financial statements consisting of statements of assets, liabilities and stockholder's equity of DigiCourse as of March 31 for each of the years 1994 through 1998, and the related unaudited statement of revenues and expenses, and cash flow, for each of the fiscal years then ended, (b) an unaudited balance sheet of DigiCourse as of June 30, 1998 (the "Balance Sheet"), and the related unaudited statement of income for the three months then ended, (c) an unaudited balance sheet of DigiCourse as of August 31, 1998 and an unaudited balance sheet of Limited as of August 31, 1998 (together, the "Interim Balance Sheets") and the related unaudited statements of income for the five months then ended for DigiCourse and Limited and (d) audited financial statements for the three past fiscal years of Limited. Such financial statements substantially and fairly present the financial condition and the results of operations of DigiCourse and Limited as at the respective dates of and for the periods referred to in such financial statements, reflecting the consistent application of accounting principles, in accordance with GAAP, except, in the case of unaudited financial statements, for the absence of footnote disclosures throughout the periods involved, and subject to audit adjustments that either would not have been material in amount or would involve intercompany accounts and charges. The Interim Balance Sheets reflect appropriate reserves to satisfy the warranty obligations of DigiCourse and Limited in accordance with GAAP.

       3.5 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of DigiCourse and Limited, all of which have been made available to I/O, to DigiCourse's Knowledge are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of DigiCourse and Limited contain accurate and complete records of all meetings held of, and corporate actions taken by, the Stockholder in its capacity as a shareholder, the Boards of Directors of DigiCourse and Limited, and committees of the Boards of Directors of DigiCourse and Limited, respectively. At the Closing, all books and records of DigiCourse and Limited since January 1, 1992, and all minute books and stock records, will be in the possession of DigiCourse. Stockholder will promptly deliver to the Surviving Corporation those DigiCourse or Limited records that Stockholder subsequently discovers in archive. Stockholder shall have the right to retain a copy of these books and records.

       3.6    TITLE TO PROPERTIES; ENCUMBRANCES.

        (a) Part 3.6 of the Disclosure Letter contains a complete and accurate list of all real property leaseholds of DigiCourse or Limited. DigiCourse and Limited own all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) reflected in the Interim Balance Sheets (except for assets held under capitalized leases disclosed, or not required to be disclosed, in Part 3.6 of the Disclosure Letter and personal property sold since the date of the Interim Balance Sheets, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by DigiCourse or Limited since the date of the Interim Balance Sheets (except for personal property acquired and sold since the date of the Interim Balance Sheets in the Ordinary Course of Business).

        (b) Except as disclosed on Part 3.6 of the Disclosure Letter, all material properties and assets reflected in the Interim Balance Sheets are free and clear of all Encumbrances and are not subject to any building use restrictions, exceptions, variances, reservations, or limitations of any nature (collectively, "Limitations") except, with respect to all such properties and assets, (i) security interests shown on the Interim Balance Sheets with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (ii) security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheets (such security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (iii) liens for current Taxes not yet due, or Encumbrances that are not material to DigiCourse or Limited and (iv) Encumbrances and Limitations on real property that do not materially interfere with DigiCourse's or Limited's use of such real property.

       3.7 CONDITION AND SUFFICIENCY OF ASSETS. The leasehold structures and equipment of DigiCourse and Limited are adequate for the uses to which they are being put. None of such structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance. The leasehold structures and equipment of DigiCourse and Limited are sufficient leasehold structures and equipment for the continued conduct of DigiCourse's and Limited's business immediately after the Economic Closing Date in substantially the same manner as conducted immediately prior to the Economic Closing Date.

       3.8 ACCOUNTS RECEIVABLE. All accounts receivable of DigiCourse and Limited that are reflected on the Interim Balance Sheets or on the accounting records of DigiCourse or Limited as of the Economic Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To DigiCourse's Knowledge, unless paid prior to the Economic Closing Date, the Accounts Receivable are or will be as of the Economic Closing Date current and collectible net of the respective reserves shown on the Interim Balance Sheets or on the accounting records of DigiCourse and Limited as of the Economic Closing Date (which reserves are adequate and calculated consistent with past practice). There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Part 3.8 of the Disclosure Letter contains a complete and accurate aged list of all Accounts Receivable as of the date of the Interim Balance Sheets, which list sets forth the aging of such Accounts Receivable.

       3.9 INVENTORY. All inventory of DigiCourse and Limited reflected in the Interim Balance Sheets consists, and reflected on the accounting records at the Economic Closing Date will consist of, a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Interim Balance Sheets. To DigiCourse's Knowledge, the quantities of inventory are reasonable in the present circumstances of DigiCourse and Limited.

       3.10 NO UNDISCLOSED LIABILITIES. DigiCourse and Limited have no material liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Interim Balance Sheets, liabilities incurred in the Ordinary Course of Business since the date of the Interim Balance Sheets and liabilities not required to be reflected or reserved against under GAAP.

       3.11 TAXES. DigiCourse and Limited have each filed or caused to be filed all Tax Returns that are or were required to be filed by or with respect to them pursuant to applicable Legal Requirements. DigiCourse and Limited have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns. The charges, accruals, and reserves with respect to Taxes on the books of DigiCourse are adequate under applicable Legal Requirements of taxing authorities and are at least equal to the liability for Taxes as determined under such Legal Requirements. All Taxes that each of DigiCourse and

Limited is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. All Tax Returns filed on a consolidated basis on behalf of DigiCourse are true, correct, and complete in all material respects. There is no Tax sharing agreement that will require any payment by DigiCourse or Limited after the date of this Agreement.

       3.12 NO MATERIAL ADVERSE CHANGE. Since the date of the Interim Balance Sheets, there has not been any material adverse change in the business, operations, properties, assets, or financial condition of DigiCourse or Limited through the date of this Agreement, and no event has occurred or circumstance exists through the date of this Agreement that may result in such a material adverse change other than those generally affecting DigiCourse's industry.

       3.13 EMPLOYEE PLANS AND AGREEMENTS. Part 3.13 of the Disclosure Letter lists all of the profit sharing plans and all of the retirement, stock option, stock purchase, bonus, life, medical, vision, health, disability or accident plans, deferred compensation plans, severance agreements, and other employee compensation or benefit plans, agreements and arrangements, including, without limitation, all "plans" as defined in Section 3(3) of ERISA, relating to officers or employees (including former officers or employees) of DigiCourse or Limited pursuant to which DigiCourse or Limited has any liability (contingent or otherwise) (collectively, the "Plans" and individually, a "Plan"). DigiCourse and Limited have complied with all Legal Requirements governing, and terms and conditions of, the Plans. Since April 1, 1998, DigiCourse has maintained workers' compensation coverage as required by applicable state law through purchase of insurance and not by self-insurance, and DigiCourse has no liabilities for prior workers' compensation self-insurance.

       3.14 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. To the Knowledge of DigiCourse, DigiCourse and Limited are, and at all times since January 1, 1994 have been, in full compliance with each Legal Requirement that is or was applicable to them or to the conduct or operation of their business or the ownership or use of any of their assets that could have material Adverse Consequences to DigiCourse or Limited; and to the Knowledge of DigiCourse, no event has occurred or circumstance exists that (with or without notice or lapse of time) constitutes a material violation by DigiCourse or Limited of, or a material failure on the part of DigiCourse or Limited to comply with, any Legal Requirement. To DigiCourse's Knowledge, Part 3.14 of the Disclosure Letter contains a complete and accurate list of each license or permit from a Governmental Body that is held by DigiCourse or Limited the absence of which would have a material Adverse Consequence to DigiCourse or Limited.

       3.15 LEGAL PROCEEDINGS; ORDERS. Except as set forth in Part 3.15 of the Disclosure Letter, there is no pending Proceeding:

       (a) that has been commenced by or against DigiCourse or Limited or that involves claims against or by DigiCourse or Limited; or

       (b) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

To the Knowledge of DigiCourse, no such Proceeding has been Threatened.

       3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS. Since the date of the Interim Balance Sheets, DigiCourse and Limited have each conducted its business only in the Ordinary Course of Business, except for this Agreement.

       3.17 CONTRACTS; NO DEFAULTS. Part 3.17 of the Disclosure Letter contains an accurate list of each Applicable Contract that involves an amount in excess of $60,000 in any 12 month period. Each Contract identified or required to be identified in Part 3.17 of the Disclosure Letter is in full force and effect, without breach to DigiCourse's Knowledge, and is valid and enforceable in accordance with its terms (subject to debtors' protection laws and equitable principles).

       3.18 INSURANCE. DigiCourse has delivered to I/O true and complete copies of all policies of insurance to which DigiCourse or Limited is a party or under which DigiCourse or Limited, or any officer or director of DigiCourse or Limited, is or has been covered since March 31, 1996, related to the business of DigiCourse or Limited. All policies to which DigiCourse is a party or that provide coverage to DigiCourse or Limited, or any director or officer of DigiCourse or Limited related to the business of DigiCourse or Limited are valid, outstanding, and enforceable; and do not provide for any retrospective premium adjustment or other experienced-based liability on the part of DigiCourse or Limited. Following the Merger, the Surviving Corporation will no longer be covered by insurance arranged through Stockholder.

       3.19 ENVIRONMENTAL MATTERS. DigiCourse and Limited are, and at all times have been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Through the Economic Closing Date there will be no pending or, to the Knowledge of DigiCourse, Threatened claims resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or other DigiCourse or Limited operations, properties and assets.

       3.20 EMPLOYEES. DigiCourse has delivered to I/O a complete and accurate list, as of the date of this Agreement, of the following information for each employee of DigiCourse or Limited, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under DigiCourse's or Limited's Plans. To DigiCourse's Knowledge, no employee of DigiCourse or Limited is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect the performance of his duties as an employee of DigiCourse or Limited. To DigiCourse's Knowledge, on the date of this Agreement and on the Economic Closing Date, no officer, or employee directly reporting to an officer, or other employee with an annual base compensation of $50,000 per year, of DigiCourse or Limited intends to terminate his employment with DigiCourse or Limited.

       3.21   INTELLECTUAL PROPERTY.

       (a) INTELLECTUAL PROPERTY ASSETS. The term "Intellectual Property Assets" includes DigiCourse's and Limited's:

              (i) name, and any fictional business names, trading names, registered and unregistered trademarks, service marks, and trademarks or service mark applications listed in Part 3.21(a)(i) of the Disclosure Letter (collectively, "Marks");

              (ii) those patents, patent applications, and inventions and discoveries that may be patentable listed in Part 3.21(a)(i) of the Disclosure Letter (collectively, "Patents");

              (iii) all copyrights in both material published works and material unpublished works (collectively, "Copyrights");

              (iv) all know-how, trade secrets, confidential information, customer lists, technical information, data, process technology, plans, drawings, and blue prints that have been protected (collectively, "Trade Secrets") or are owned or licensed by DigiCourse or Limited as licensee or licensor; and

              (v) all material Software and Rights owned or licensed by DigiCourse or Limited as licensee or licensor.

       (b) AGREEMENTS. Part 3.21(b) of the Disclosure Letter contains a complete and accurate list of all Contracts relating to the Intellectual Property Assets to which DigiCourse or Limited is a party or by which DigiCourse or Limited is bound, except for (i) any perpetual license implied by the sale of a product and (ii) each paid-up license for commonly available software programs with a value of less than $50,000 under which DigiCourse is the licensee. There are no outstanding and, to DigiCourse's Knowledge, no Threatened disputes or disagreements with respect to any listed Contract. DigiCourse and Stockholder have not granted and are not obligated to grant a license, assignment or other right in respect of any item of Intellectual Property Assets, except as disclosed on Part 3.21(b) to the Disclosure Letter.

       (c)    KNOW-HOW NECESSARY FOR THE BUSINESS.

              (i) The Intellectual Property Assets are all those necessary for the operation of DigiCourse's businesses as they are currently conducted other than Intellectual Property Assets that are Shared Software and Rights or that are used as a shared service described on
       Exhibit 2.7 with Stockholder or Stockholder Affiliates. DigiCourse is the owner or licensee of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets, unless listed in Part 3.21(c)(i) of the Disclosure Letter.

              (ii) No past or present employee or consultant of DigiCourse has any ownership interest or any other rights in and to any Intellectual Property Asset. No Contract exists between DigiCourse and any third party which would impede or prevent the continued use of such right, title and interest of DigiCourse in and to the Intellectual Property Assets as DigiCourse had prior to the Economic Closing Date and used in the conduct of its business, subject to the rights of licensors and licensees pursuant to existing Contracts listed on Part 3.21(b) to the Disclosure Letter.

       (d)    PATENTS.

              (i) Part 3.21(a)(ii) of the Disclosure Letter contains a complete and accurate list of all issued Patents. At the time of the Economic Closing Date, DigiCourse will be the owner of all right, title, and interest in and to each of the issued Patents, free and clear of any Encumbrances, and Stockholder will take steps in an orderly and prompt fashion to transfer ownership of record to all issued foreign Patents to Surviving Corporation.

              (ii) All of the issued U.S. Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees).

              (iii) To DigiCourse's Knowledge, no issued Patent is involved in any interference, reissue, reexamination, or opposition proceeding. To DigiCourse's Knowledge, there is no interfering patent or patent application of any third party to any issued Patent.

              (iv) To DigiCourse's Knowledge, no issued Patent has been Threatened. To DigiCourse's Knowledge, none of the Products infringes or is alleged to infringe any patent or other proprietary right of any other Person.

       (e)    MARKS.

              (i) Part 3.21(e) of Disclosure Letter contains a complete and accurate list of all registered Marks. At the time of the Economic Closing Date, DigiCourse will be the owner of all right, title, and interest in and to each of the U.S. Marks, free and clear of all Encumbrances and Stockholder will take steps in an orderly and timely fashion to transfer ownership of record to all registered foreign Marks.

              (ii) All Marks that have been registered with the United States Patent and

       Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications).

              (iii) To DigiCourse's Knowledge, no registered Mark or pending trademark application is now involved in any opposition, invalidation, or cancellation.

       (f)    COPYRIGHTS.

              (i) Part 3.21(f) of the Disclosure Letter contains a complete and accurate list of all registered Copyrights. DigiCourse is the owner of all right, title, and interest in and to each of the registered Copyrights, free and clear of all Encumbrances.

              (ii) All registered Copyrights are currently in compliance with formal legal requirements.

              (iii) To DigiCourse's Knowledge, no Copyright is infringed or Threatened.

       (g)    TRADE SECRETS.   To DigiCourse's Knowledge, with respect to
material Trade Secrets, the documentation relating to such Trade Secret is reasonably current and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any single individual.

       (h)    RIGHTS.

              (i) Part 3.21(h) of the Disclosure Letter contains a complete and accurate list of all Products. DigiCourse is the owner of all right, title, and interest in and to the Rights, free and clear of all Encumbrances and the Rights may be used by the Surviving Corporation to produce and market all of the Products following the Economic Closing Date in the same manner as such were used prior to the Economic Closing Date without the payment of additional fees.

              (ii) To DigiCourse's Knowledge, the Products perform in all material respects in accordance with the Documentation.

              (iii) DigiCourse will have delivered to I/O in written form, and scheduled in the Disclosure Letter, all material Products (A) that are non-standard Products under development for a particular customer, (b) that require non-standard support, (C) that have a non-standard warranty, and (D) that have non-standard delivery obligations. To DigiCourse's Knowledge, neither DigiCourse nor Limited has requested additional equipment, development tools or technical personnel indicating that they are needed to satisfy and discharge these obligations.

              (iv) DigiCourse has made available to I/O and I/O Marine documentation identifying, to DigiCourse's Knowledge, all bugs in Products together with documentation of all fixes implemented, in development or planned for those bugs.

              (v) Except for changes to be made in the Ordinary Course of Business which will not have material Adverse Consequences on DigiCourse's business, to DigiCourse's Knowledge, no currently available or announced technological advance or release will result in any Product's obsolescence within the next twelve (12) months.

              (vi) Except as disclosed in writing to I/O, to DigiCourse's Knowledge performance of the Products will not be adversely affected in any material respect solely as a result of the date change from December 31, 1999 to January 1, 2000.

       3.22 DISCLOSURE. To DigiCourse's Knowledge, no representation or warranty of Stockholder in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

       3.23 BROKERS OR FINDERS. DigiCourse and Limited have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

       3.24 YEAR 2000 COMPLIANCE. Part 3.24 of the Disclosure Letter contains DigiCourse's and Limited's Year 2000 action plans and status reports. DigiCourse's and Limited's operations as currently conducted, upon execution of these Year 2000 action plans, to DigiCourse's Knowledge, will not suffer a material Adverse Consequence determined applying the British Standards Institute definition of Year 2000 compliant.

4.     REPRESENTATIONS AND WARRANTIES OF I/O

       I/O and I/O Marine jointly and severally represent and warrant to Stockholder as follows:

       4.1 ORGANIZATION AND GOOD STANDING. I/O is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as it is now being conducted, to own and use the properties and assets that it purports to own or use and to perform all its obligations under all Contracts to which it is a party.

       4.2    AUTHORITY; NO CONFLICT.

       (a) This Agreement constitutes the legal, valid, and binding obligation of I/O, enforceable against I/O in accordance with its terms. I/O has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

       (b) Neither the execution and delivery of this Agreement by I/O nor the consummation or performance of any of the Contemplated Transactions by I/O will, directly or indirectly (with or without notice or the lapse of time), contravene, conflict with or result in a violation of:

              (i)    any provision of I/O's Organizational Documents;

              (ii) any resolution adopted by the board of directors or the stockholders of I/O;

              (iii) any Legal Requirement or Order to which I/O or any of its assets may be subject; or

              (iv) any Contract to which I/O is a party or by which I/O or any of its assets may be bound; or result in the imposition or creation of any Encumbrance upon or with respect to any of such assets.

Except for satisfaction of HSR requirements and as set forth in Schedule 4.2, I/O is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

       4.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against I/O and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or that involves material claims not disclosed in the I/O SEC Reports against I/O or I/O Affiliates. To I/O's Knowledge, no such Proceeding has been Threatened.

       4.4 BROKERS OR FINDERS. Except for fees payable by I/O to Schnitzius & Vaughan, I/O and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Stockholder harmless from any such payment alleged to be due from Stockholder by or through I/O as a result of the action of I/O or its officers or Representatives. This indemnity is not subject to the ceiling or threshold of Section 8.

       4.5    I/O CAPITALIZATION.

       (a) The authorized capital stock of I/O consists of 100,000,000 shares of I/O Common Stock, of which 44,586,434 shares were outstanding as of the close of business on September 21, 1998, and 5,000,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding as of September 21, 1998. All of the outstanding shares of I/O Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. I/O does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except stock options, convertible into or exercisable for securities having the right to vote) with the stockholders of I/O on any matter.

       (b) Prior to the Closing, I/O will have taken all necessary action to permit it to issue to Stockholder the number of shares of I/O Common Stock required to be issued pursuant to Section 2. Such I/O Common Stock, when issued, will be validly issued, fully paid and nonassessable and will be "Restricted Stock" within the meaning of SEC Rule 144 promulgated under the Securities Act.

       4.6 I/O SEC REPORTS. I/O has delivered to the Stockholder the Private Placement Memorandum and each registration statement, report, press releases or proxy statement prepared by it since May 31, 1998, and all exhibits filed or incorporated by reference thereto including (i) I/O's Annual Report on Form 10-K for the year ended May 31, 1998, (ii) I/O's Quarterly Report on Form 10-Q for its fiscal quarter ended August 31, 1998 and (iii) I/O's definitive proxy statement prepared in connection with its annual meeting of stockholders to be held on September 28, 1998, all in the form (including any amendments thereto) as filed with the SEC and all reports and proxy materials filed by I/O with the SEC at any time after May 31, 1998 (collectively, the "I/O SEC Reports"). As of their respective dates, the I/O SEC Reports did not, and any I/O SEC Reports filed with the SEC subsequent to the date hereof, and prior to the Effective Time will not, and the Private Placement Memorandum does not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading; to I/O's Knowledge, all such I/O SEC Reports complied as to form, in all material respects, with all applicable Legal Requirements. Since the filing of I/O's latest current report on Form 10-Q, there has been no material adverse change in the business or financial prospects of I/O that has not been disclosed through press releases issued by I/O. Each of the consolidated balance sheets included in or incorporated by reference into the I/O SEC Reports (including the related notes and schedules) fairly presents the consolidated financial position of I/O and its subsidiaries as of its date and each of the consolidated statements of income and of cash flow included in or incorporated by reference into the I/O SEC Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in cash flow, as the case may be, of I/O and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.

       4.7     INVESTMENT REPRESENTATIONS.

       (a) I/O is an "accredited investor" within the meaning of Regulation D under the Securities Act. I/O will acquire the shares of DigiCourse pursuant to the Merger solely for the purpose of investment, for its own account, and not with a view to any distribution thereof within the meaning of Section 2(11) of the Securities Act.

       (b) I/O understands that the shares of DigiCourse will not have been registered under the Securities Act, that there is no established market for the shares of DigiCourse, and that the shares of DigiCourse must be held indefinitely and cannot be transferred unless an exemption from such registration is available with respect to such transfer.

       (c) I/O, alone or in conjunction with its advisors, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the shares of DigiCourse and of making an informed investment decision with respect thereto.

       (d) I/O is able to bear the economic risk of an investment in the shares of DigiCourse.

       (e) I/O and its advisors have been given access to all documents, books and additional information concerning DigiCourse and Limited which they have requested. I/O has been represented by legal counsel and investment bankers in this transaction and such advisors have been given the opportunity to ask questions of, and receive answers from, the officers of DigiCourse and Limited concerning the affairs and business and financial condition of DigiCourse and Limited. I/O has conducted such investigations in making a decision to enter into this Agreement and the Contemplated Transactions as I/O and its advisors have deemed necessary and advisable.

       4.8    TAX REPRESENTATIONS.

       (a) I/O Marine was formed solely for the purpose of merging into DigiCourse in accordance with this Agreement.

       (b) Except for assets transferred by I/O to I/O Marine pursuant to this Agreement, prior to the Effective Time, I/O Marine will have no historical assets or liabilities, and except for this Agreement, and no Contracts. Accordingly, DigiCourse will assume no liabilities of I/O Marine and I/O Marine will not transfer to DigiCourse any assets subject to liabilities.

       (c) Assets transferred for purposes of this Agreement by I/O to I/O Marine, or by I/O to the Surviving Corporation, were transferred pursuant to this Agreement and Plan of Merger for the purpose set forth in Treasury Regulations Section 1.368-2(j)(3).

       (d) All of the issued and outstanding shares of stock of I/O Marine are owned by I/O such that I/O Marine is a 100% owned subsidiary of I/O; I/O has been and immediately prior to the Merger will be in control of I/O Marine within the meaning of Section 368 of the Code.

       (e) Following the Merger of I/O Marine into DigiCourse pursuant to the terms of this Agreement and Merger, DigiCourse will hold substantially all of the properties of I/O Marine and DigiCourse, other than the Merger Consideration, all within the meaning of Code Section 368(a)(2)(E).

       (f) Merger Consideration transferred to the Stockholder in exchange for the Shares will be voting common stock of I/O within the meaning of Code
Section 368(a)(2)(E) (aside from any Net Working Capital adjustment payments under Section 2.5(a)(ii))

       (g) After the completion of the Agreement, I/O will control DigiCourse within the meaning of Code Section 368(c).

       (h) I/O has no present plan or intention to liquidate DigiCourse; to merge DigiCourse with or into another corporation; to sell or otherwise dispose of the stock of DigiCourse except for transfers of stock to corporations controlled by I/O; or to cause DigiCourse to sell or otherwise dispose of any of its assets or any of the assets acquired from I/O Marine, except for dispositions made in the Ordinary Course of Business or transfers of assets to a corporation controlled by DigiCourse.

       (i) Following the Merger, DigiCourse will continue its historic business.

       4.9 RELIANCE. I/O and I/O Marine acknowledge, warrant, represent, and agree that neither of them has relied or will rely, in connection with the transactions contemplated by this Agreement, upon any representation, warranty, fact or statement (or failure to make any statement) of or by the Stockholder except the Stockholder's representations and warranties expressly set forth in this Agreement. Nothing contained in this Agreement constitutes an acknowledgment by Stockholder that it has offered or sold to I/O any "securities," as such term is defined in the Securities Act and applicable state securities laws.

5.     REPRESENTATIONS AND WARRANTIES OF I/O MARINE

       I/O and I/O Marine, jointly and severally, represent and warrant to Stockholder as follows:

       5.1 ORGANIZATION AND GOOD STANDING. I/O Marine is a corporation duly organized, validly existing, and in good standing under the laws of the State of Louisiana with full corporate power and authority to conduct its business as it is now conducted, to own and use the properties and assets that it purports to own or use and to perform all its obligations under all Contracts to which it is a party.

       5.2    AUTHORITY; NO CONFLICT.

       (a) This Agreement constitutes the legal, valid, and binding obligation of I/O Marine, enforceable against I/O Marine in accordance with its terms. I/O Marine has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

       (b) Neither the execution and delivery of this Agreement by I/O Marine nor the consummation or performance of any of the Contemplated Transactions by I/O Marine will, directly or indirectly (with or without notice or the lapse of time), contravene, conflict with or result in a violation of:

              (i)    any provision of I/O Marine's Organizational Documents;

              (ii) any resolution adopted by the board of directors or the shareholders of I/O Marine;

              (iii) any Legal Requirement or Order to which I/O Marine or any of its assets may be subject; or

              (iv) any Contract to which I/O Marine is a party or by which I/O Marine or any of its assets may be bound.

Except for satisfaction of the HSR requirements, I/O Marine is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

       5.3 CERTAIN PROCEEDINGS. There is no pending Proceeding that has been commenced against I/O Marine and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions or that involves material claims not disclosed in the I/O SEC Reports against I/O or I/O Affiliates. To I/O Marine's Knowledge, no such Proceeding has been Threatened.

       5.4 BROKERS OR FINDERS. I/O Marine and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Stockholder harmless from any such payment alleged to be due from Stockholder by or through I/O Marine as a result of the action of I/O Marine or its officers or Representatives.

       5.5 I/O MARINE CAPITALIZATION. The authorized capital stock of I/O Marine consists of 1,000 shares of common stock ("I/O Marine Common Stock"), all of which is issued to and owned by I/O, free of any Encumbrances. All of the outstanding shares of I/O Marine Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. Except as stated above, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or to sell any shares of capital stock or other securities of I/O Marine or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of I/O Marine and no securities or obligation evidencing such rights are authorized, issued or outstanding. I/O Marine does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholder of I/O Marine on any matter.

       5.6 ASSETS AND LIABILITIES. Prior to and at the Closing, I/O Marine will have no material assets or liabilities, no Affiliates that are subsidiaries and, except for this Agreement, no Contracts.

6.     CONDITIONS PRECEDENT TO I/O'S AND I/O MARINE'S OBLIGATION TO CLOSE

       The obligation of each of I/O and I/O Marine to consummate the Contemplated Transactions, and to take the other actions required to be taken by I/O and I/O Marine at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived, if permitted by law, by I/O and I/O Marine, in whole or in part):

       6.1 ACCURACY OF REPRESENTATIONS. All of Stockholder's and DigiCourse's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the date of this Agreement and as of the Economic Closing Date.

       6.2 STOCKHOLDER'S PERFORMANCE. All of the covenants and obligations that Stockholder is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

       6.3 ADDITIONAL DOCUMENTS. Each of the following documents must have been delivered to I/O and I/O Marine:

       (a) the Certificate of Merger, duly executed and acknowledged by Stockholder and DigiCourse to the extent required by the LBCL;

       (b) certificates of the Secretary of State and the taxing authorities of Louisiana dated not more than ten days prior to the Closing Date, attesting to the organization and good standing of DigiCourse, and to the payment of all state taxes due and owing thereby, if Louisiana issues such a certificate;

       (c) copies, certified by the Secretary of State of Louisiana as of a date not more than five days prior to the Closing Date, of the articles of incorporation of DigiCourse, and all amendments thereto;

       (d) copies, certified by the Secretary of DigiCourse as of the Closing Date, of the bylaws of DigiCourse, and all amendments thereto; and

       (e) copies, certified by the Secretary of DigiCourse as of the Closing Date, of resolutions duly adopted by the Stockholder and Board of Directors of DigiCourse, authorizing the execution and delivery by DigiCourse of this Agreement and all other agreements attached hereto as exhibits or contemplated herein, the consummation of the Merger, and the taking of all such other corporate action as shall have been required as a condition to or in connection with the consummation of the Contemplated Transactions.

       6.4 NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS. There must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in DigiCourse, or (b) is entitled to all or any portion of the Merger Consideration.

       6.5 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause I/O or any Person affiliated with I/O to suffer any material Adverse Consequences under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

       6.6 NO MATERIAL ADVERSE CHANGE. There shall not have been, since the date of the Interim Balance Sheets through the Economic Closing Date, any material adverse change in the business, operations, properties, assets, or financial condition of DigiCourse or Limited.

       6.7 OPINIONS OF COUNSEL. I/O shall have received, in a form satisfactory to it in its reasonable commercial discretion, opinions, addressed to it, of (i) its counsel to the effect that this Agreement, and the Registration Rights Agreement are enforceable against Stockholder in accordance with their respective terms; and (ii) Correro Fishman Haygood Phelps Walmsley & Casteix, L.L.P., to the effect that the shares of DigiCourse and Limited (relying upon British counsel's opinion as necessary regarding Limited) to be delivered to I/O under this Agreement are, at the Closing, duly and validly authorized and issued and fully paid and nonassessable.

       6.8 HSR CLEARANCE. Closing shall not occur until the receipt of any required Government Authorization, including Government Authorization (whether by lapse of requisite waiting period or otherwise) following filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) ("HSR"). I/O agrees to pay the entire HSR filing fee.

       6.9 EMPLOYMENT ARRANGEMENT. I/O and Roy Kelm shall have agreed upon post-Closing employment terms and conditions acceptable to I/O.

       6.10 RELEASE OF GUARANTY. DigiCourse shall have been released as a guarantor (and from any similar obligation) with respect to any indebtedness of Stockholder or any Stockholder Affiliates.

       6.11 DUE DILIGENCE. I/O shall have completed its due diligence investigation of DigiCourse, Limited and the Contemplated Transactions, with results satisfactory to I/O, and shall have received and timely reviewed (five days after receipt) the Disclosure Letter.

7.     CONDITIONS PRECEDENT TO STOCKHOLDER'S AND DIGICOURSE'S OBLIGATION TO
       CLOSE

       The obligation of DigiCourse and the Stockholder to consummate the Contemplated Transactions and to take the other actions required to be taken by Stockholder and DigiCourse at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Stockholder and DigiCourse, in whole or in part):

       7.1 ACCURACY OF REPRESENTATIONS. All of I/O's and I/O Marine's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the date of this Agreement and as of the Closing Date.

       7.2    I/O'S PERFORMANCE.

       (a) All of the covenants and obligations that I/O and I/O Marine are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

       (b) I/O must have delivered each of the documents required to be delivered by I/O pursuant to Section 2.4 and must have delivered the Merger Consideration.

       7.3 ADDITIONAL DOCUMENTS. I/O must have caused the following documents to be delivered to Stockholder:

       (a) the Certificate of Merger, duly executed by each of I/O and I/O Marine, to the extent required by the LBCL;

       (b) certificates of the Secretary of State and the taxing authorities of Delaware or Louisiana, as applicable, dated not more than ten days prior to the Closing Date, attesting to the organization and good standing of each of I/O and I/O Marine as a corporation in its jurisdiction of incorporation, and to the payment of all state taxes due and owing thereby (if available in Louisiana);

       (c) copies, certified by the Secretary of State of Delaware or Louisiana, as applicable, as of a date not more than ten days prior to the Closing Date of the articles or certificate of incorporation of each of I/O and I/O Marine, and all amendments thereto;

       (d) copies, certified by the Secretary of I/O as of the Closing Date, of the bylaws of each of I/O and I/O Marine, and all amendments thereto;

       (e) copies, certified by a certificate of the Secretary of I/O and I/O Marine as of the Closing Date, of resolutions duly adopted by the boards of directors of each of I/O and I/O

Marine, and by I/O as sole stockholder of I/O Marine, authorizing the execution and delivery by I/O and I/O Marine of this Agreement and all other agreements attached hereto as Exhibits or contemplated herein, the consummation of the Merger, and the taking of all such other corporate action as shall have been required as a condition to, or in connection with the consummation of the Contemplated Transactions.

       7.4 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Stockholder or any Person affiliated with Stockholder to suffer any material Adverse Consequences under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

       7.5 NYSE LISTING. The shares of I/O Common Stock issuable to the Stockholder pursuant to this Agreement shall have been approved for listing on the NYSE upon and subject to official notice of issuance.

       7.6 OPINIONS OF COUNSEL. Stockholder shall have received, in a form satisfactory to it in its reasonable commercial discretion, opinions, addressed to the Stockholder, of (i) its special Delaware counsel to the effect that this Agreement and the Registration Rights Agreement are enforceable against I/O in accordance with their respective terms; (ii) its tax counsel, to the effect that the Merger will for tax purposes constitute a reorganization under Section 368(a)(2)(E) of the Code and that, accordingly, the Stockholder will not incur any recognized gain or loss by reason of its receipt of shares of I/O capital stock pursuant to the Merger; and (iii) Haynes and Boone, L.L.P. to the effect that the shares of I/O Common Stock to be delivered to the Stockholder under this Agreement are, at the Closing, duly and validly authorized and issued and fully paid and nonassessable.

       7.7 SECTION 2.5 PAYMENT. Stockholder shall have no reasonable expectation that any payment that may become due to it pursuant to Section
2.5 of this Agreement might exceed in amount 19% of the aggregate value of the Merger Consideration.

       7.8 FAIRNESS OPINION. DigiCourse and the Stockholder shall have received the opinion of NationsBanc Montgomery Securities, LLP, addressed to DigiCourse and the Stockholder, in form satisfactory to each of them in its reasonable commercial discretion, to the effect that the Merger Consideration is fair to the Stockholder from a financial point of view.

       7.9 NO MATERIAL ADVERSE CHANGE. There shall not have been, since September 1, 1998, any material adverse change in the business, operation, properties, assets, or financial condition of I/O, other than those factors generally affecting I/O's industry.

       7.10 HSR CLEARANCE. Closing shall not occur until the receipt of any required Government Authorization, including Government Authorization (whether by lapse of requisite waiting period or otherwise) following filings under the HSR. I/O agrees to pay the entire HSR filing fee.

8.     INDEMNIFICATION; REMEDIES

       8.1 SURVIVAL. All representations, warranties, covenants, and obligations contained in this Agreement, the Disclosure Letter, and any other certificate or document delivered pursuant to this Agreement will survive the Closing Date, but solely to support a timely claim for indemnification pursuant to Section 8 thereto; PROVIDED, HOWEVER, that claims for indemnification in respect of Breaches relating to the Environment, ERISA and Taxes representations and warranties may be made until six (6) years after the Economic Closing Date and indemnification for claims against title to the Shares or the Merger Consideration shall survive without expiration, but all other claims for indemnification for Breaches of this Agreement must be made within eighteen (18) months after the Economic Closing Date. Stockholder has the option of performing, at its expense, in a safe manner not disrupting Surviving Corporation's operations, Environment remediation for any indemnified claim that is related to the Environment.

       8.2    INDEMNIFICATION AND PAYMENT OF DAMAGES BY STOCKHOLDER.

       (a) Stockholder will indemnify and hold harmless I/O, I/O Marine, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "I/O Indemnified Persons") for, and will pay to the I/O Indemnified Persons the amount of Adverse Consequences, arising, directly or indirectly, from or in connection with (i) any Breach of any representation, warranty or covenant made by DigiCourse or Stockholder in this Agreement other than the performance of DigiCourse with respect to post-Closing covenants, the Disclosure Letter, or any other certificate or document delivered by Stockholder at the Closing pursuant to this Agreement and (ii) the Yardney lithium batteries that were incorporated into DigiCourse products and any litigation of claims in connection therewith (the "Yardney Litigation").

       (b) The amount of Adverse Consequences payable by the Stockholder pursuant to this Section 8.2 will not exceed $30,000,000 in the aggregate, except for claims to rights in the Shares which shall not be subject to any ceiling amount.

       (c) I/O Indemnified Persons shall not be entitled to assert any claim for indemnification under this Section 8.2 unless and until such time as all claims of I/O Indemnified Persons for indemnification exceed $1,000,000 in the aggregate, at which time any and all claims of I/O for indemnification may be asserted.

       8.3    INDEMNIFICATION AND PAYMENT OF DAMAGES BY I/O.

       (a) I/O and I/O Marine will, jointly and severally, indemnify and hold harmless Stockholder and Stockholder's Representatives ("Stockholder Indemnified Persons"), and will pay to Stockholder Indemnified Persons, the amount of any Adverse Consequences arising, directly or indirectly, from or in connection with (i) any Breach of any representation or warranty made by I/O or I/O Marine in this Agreement or in any certificate delivered by I/O or I/O Marine pursuant to this Agreement, (ii) any Breach by I/O or I/O Marine of any covenant or obligation of I/O or I/O Marine in this Agreement, (iii) any post-Closing performance obligations of the Surviving Corporation required by this Agreement, or (iv) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with I/O (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

       (b) Stockholder Indemnified Persons shall not be entitled to assert any claim for indemnification under this Section 8.3 unless and until such time as all claims of Stockholder Indemnified Persons for indemnification exceed $1,000,000 in the aggregate, at which time any and all claims of Stockholder Indemnified Persons for indemnification may be asserted.

       (c)    The amount of Adverse Consequences payable pursuant to this
Section 8.3 by I/O and/or I/O Marine will exceed not $30,000,000 in the aggregate, except for claims to rights in the I/O Common Stock delivered to Stockholder under this Agreement, which shall not be subject to any ceiling amount.

       8.4    PROCEDURE FOR INDEMNIFICATION -- THIRD PARTY CLAIMS.

       (a) Promptly after receipt by a I/O Indemnified Person or Stockholder Indemnified Person ("Indemnified Person") under Section 8.2 or
Section 8.3 of notice of the commencement of any Proceeding against it, such Indemnified Person will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice, or the notice is outside the time limitations of Section 8.1.

       (b) If any Proceeding referred to in Section 8.4(a) is brought against an Indemnified Person and the Indemnified Person gives timely notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person and, after notice from the indemnifying party to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Section 8 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) no compromise or settlement of such claims may be effected by the indemnifying party without the Indemnified Person's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Person, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (ii) the Indemnified Person will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the Indemnified Person.

       (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

       8.5 PROCEDURE FOR INDEMNIFICATION -- OTHER CLAIMS. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought within the Section 8.1 time limits.

       8.6 CALCULATION OF ADVERSE CONSEQUENCES. The parties shall make appropriate adjustments for tax benefits and insurance coverage and shall take into account the time cost of money in determining the amount of indemnified Adverse Consequences. Indemnified Adverse Consequences will be without duplication with respect to Stockholder Indemnified Persons, on one hand, and I/O Indemnified Persons, on the other hand.

       8.7 KNOWLEDGE LIMITATION. If I/O had Knowledge, prior to Closing, of facts that would give rise to a Breach by Stockholder, DigiCourse or Limited of a representation, warranty or covenant upon Closing, then Stockholder shall have no duty to indemnify that specific claim of Adverse Consequences, except to the extent that Stockholder, DigiCourse or Limited also had Knowledge, a duty to disclose under this Agreement and failed to disclose these facts.

       If Stockholder or DigiCourse had Knowledge, prior to closing, of facts that would give rise to a Breach by I/O or I/O Marine of a representation, warranty or covenant upon Closing, then I/O and I/O Marine shall have no duty to indemnify that specific claim of Adverse Consequences except to the extent that I/O also had Knowledge, a duty to disclose under this Agreement, and failed to disclose these facts.

       If a party has Knowledge of any Breach of another party's representations and warranties given in this Agreement prior to Closing, the party with Knowledge shall, prior to Closing, give notice to the potentially breaching party of those facts.

       8.8 EXCLUSIVE REMEDY. Following the Closing, except as specifically excluded from Section 8 elsewhere in this Agreement, the indemnification provisions in this Section 8 are the sole and exclusive remedy (except for any injunctive remedy that may be available) any party may have for Breach of representation, warranty or covenant of the Agreement or any other matters provided for in this Agreement.

       8.9 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the parties to this Agreement and the Indemnified Persons and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right or cause of action upon, any other Person.

9.     GENERAL PROVISIONS

       9.1 EXPENSES. Each of Stockholder and I/O will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. I/O will pay all amounts payable to Schnitzius & Vaughan in connection with this Agreement and the Contemplated Transactions. Stockholder will pay all fees payable to NationsBanc Montgomery Securities, LLP and to counsel and accountants to DigiCourse and to Stockholder with respect to legal, financial, accounting or other professional services in connection with this Agreement and the Contemplated Transactions. Stockholder will cause DigiCourse not to incur any out-of-pocket expenses in connection with this Agreement.

       9.2 PUBLIC ANNOUNCEMENTS. Except under Legal Requirements, no information concerning Stockholder will be publicized by I/O without Stockholder's prior consent, which consent shall not be unreasonably withheld. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as I/O determines with 24 hour advance written notice to Stockholder, giving Stockholder an opportunity to review the proposed release, subject to Legal Requirements deadlines. Unless consented to by I/O in advance or required by Legal Requirements, prior to the Closing, Stockholder shall use reasonable efforts, and shall cause DigiCourse to use reasonable efforts, to keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Stockholder and I/O will consult with each other concerning the means by which DigiCourse's employees, customers, and suppliers and others having dealings with DigiCourse will be informed of the Contemplated Transactions, and I/O will have the right to be present for any such communication.

       9.3 CONFIDENTIALITY. Between the date of this Agreement and the Closing Date, the parties will maintain in confidence, and will cause their directors, officers, employees, agents, and advisors to maintain in confidence, and not use to the detriment, except as contemplated by this Agreement, of another party hereto any written, oral, or other information obtained in confidence from such other party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party (other than through delivery by the proprietor party in connection with the Contemplated Transactions) or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or required in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or
(c) the furnishing or use of such information is required by an Order in connection with legal proceedings.

       If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may request.

       Whether the Closing takes place, each party waives any cause of action, right, or claim arising out of the access of a recipient party or its representatives to any trade secrets or other confidential information of the disclosing party except for the intentional competitive misuse by the recipient party of such trade secrets or confidential information.

       9.4 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

              STOCKHOLDER:

              The Laitram Corporation
              220 Laitram Lane
              Harahan, La. 70123
              Attn:  General Counsel

              Facsimile No.:  (504) 734-5233

              I/O:

              Input/Output, Inc.
              11104  West Airport Boulevard, Suite 200
              Stafford, Texas 77477
              Attn:  General Counsel

              Facsimile No.: (281) 879-3649

       9.5 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

       9.6 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (b) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

       9.7 ENTIRE AGREEMENT AND MODIFICATION. Except for the existing confidentiality agreement between the parties dated June 4, 1998, this Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the parties. There are no representations or warranties of the parties given with respect to the Contemplated Transactions except for those expressly given in this Agreement, and any and all implied representations or warranties are expressly disclaimed.

       9.8 ASSIGNMENTS, SUCCESSORS, AND NO THIRD PARTY RIGHTS. No party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their permitted successors and assigns.

       9.9 SEVERABILITY. If any court of competent jurisdiction holds any provision of this Agreement, or any agreement provided for by this Agreement, invalid or unenforceable, the unaffected provisions of this Agreement or that agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

       9.10 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this

Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

       9.11 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

       9.12 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

       9.13 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

       9.14 DISPUTE RESOLUTION. If a disagreement under this Agreement arises between Stockholder and I/O, prior to sending a formal demand letter from counsel or demanding arbitration, Stockholder and I/O will seek in good faith to resolve the dispute. Resolution will not be considered unachieveable until the matter has been turned over to an executive officer of Stockholder and I/O respectively, and they are unable to resolve the matter. Unreasonable delay on the part of an officer to attend to a dispute will indicate that agreement is unachieveable. Resolution between Stockholder and I/O in a dispute may include disposition of the matter, agreement to submit the dispute to arbitration, or agreement upon another conciliatory method of resolution. All parties agree to submit to mandatory and binding arbitration under American Arbitration Association Rules of Commercial Arbitration (i) any disputes not resolved in accordance with the foregoing procedure of Section 9.14 or (ii) if KPMG fails to determine the Economic Closing Net Working Capital within sixty (60) days after the Economic Closing Date. Arbitration under (i) will be before three arbitrators. Arbitration under (ii) will be held before a single arbitrator who must be a CPA. Arbitration will take place in a location or locations specified by the arbitrators.

       9.15 CONSTRUCTION. All parties participated in drafting this Agreement. The rule of constructing contracts against the drafting party shall have no application to this Agreement.

       9.16 NO RAIDING OF EMPLOYEES. Without prior written approval from I/O, Stockholder and Stockholder Affiliates will not, for a period of six months after Closing, employ an employee of any of I/O or the I/O Affiliates. Thereafter, without prior written approval from I/O, for a period of an additional 18 months, Stockholder and Stockholder Affiliates will not (a) solicit for employment an employee of I/O or I/O Affiliates (other than by normal and customary advertising and recruiting procedures) or (b) employ any of the persons listed on Exhibit 9.16A. Without prior written approval of Stockholder, I/O and I/O Affiliates will not, for a period of six months after Closing, employ an employee of any of Stockholder or Stockholder Affiliates. Thereafter, without prior written approval of Stockholder, for a period of an additional 18 months, I/O and I/O Affiliates will not (a) solicit for employment an employee of Stockholder or the Stockholder Affiliates (other than by normal and customary advertising and recruitment procedures) or (b) employ any of the persons listed on
Exhibit 9.16B.

       9.17 DISCLOSURE LETTERS. The disclosures in the Disclosure Letter, and those in any supplement thereto, shall expressly refer to a Section of this Agreement; provided, however, that disclosures in the Disclosure Letter expressly referring to a Section of this Agreement may incorporate by reference the disclosures in any other Section of the Disclosure Letter by express reference to that other Section or if the facts and circumstances clearly apply the disclosure to another Section. Stockholder shall deliver to I/O a Supplement to Stockholder's Disclosure Letter promptly after Stockholder becomes aware of any event which changes any representation or warranty made by Stockholder in this Agreement or any statement made in Stockholder's Disclosure Letter or in any Supplement. Closing will not occur until two days after delivery of a Supplement.

       9.18 SHARE ADJUSTMENTS. The I/O shares constituting the Merger Consideration will be equitably adjusted for any stock dividends, splits or any distributions to I/O stockholders with a record date prior to the Effective Time.

       9.19   TAX PROCEDURES.  Tax Procedures are contained in the attached
Exhibit 9.19.

       9.20   INVESTIGATIONS.

       (a) Between the date of this Agreement and the Closing, (i) Stockholder, DigiCourse and Limited shall give to I/O and its advisors such access to the premises, books and records of DigiCourse and Limited and cause the officers, employees and accountants of DigiCourse and Limited to furnish such financial and operating data and other information with respect to DigiCourse and Limited as I/O shall from time to time reasonably request; and
(ii) I/O shall give to Stockholder such access to the premises, books and records of I/O and cause the officers, employees and accountants of I/O to furnish such financial and operating data and other information with respect to I/O as Stockholder shall from time to time reasonably request.

       (b) In connection with the Contemplated Transactions, in addition to, and not by way of limitation of, any other obligations of the parties under or pursuant to any other agreement, whether written or oral, with Stockholder or any other obligations of I/O at law or in equity, all confidential information furnished to another party will be kept confidential by the recipient party's Representatives prior to the Closing Date, or in the event the Closing does not occur, for a period of five (5) years following termination of this Agreement. During such time, the recipient will hold and will cause its Representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all confidential documents and information in connection with the Transaction (with prior notice given to the parties whose information is to be disclosed).

       9.21 TERMINATION OF THIS AGREEMENT. The parties may terminate this Agreement as provided below:

       (a) Stockholder and I/O may terminate this Agreement by mutual written consent at any time prior to the Closing.

       (b) Stockholder may terminate this Agreement upon a material Breach of any representation, warranty, covenant or agreement on the part of I/O or I/O Marine set forth in this Agreement, or if any representation or warranty of I/O or I/O Marine shall have become untrue, in either case such that the conditions set forth in Section 7 would be incapable of being satisfied by November 30, 1998, unless I/O and Stockholder extend the time period by written mutual consent.

       (c) I/O may terminate this Agreement upon a material Breach of any representation, warranty, covenant or agreement on the part of the Stockholder or DigiCourse as set forth in this Agreement, or if any representation or warranty of the Stockholder or DigiCourse shall have become untrue, in either case such that the conditions set forth in Section 6 herein would be incapable of being satisfied by November 30, 1998, unless I/O and Stockholder extend the time period by written mutual consent.

       (d) I/O or Stockholder may terminate this Agreement if there shall be any Order preventing the consummation of the Contemplated Transactions, except if the party relying on such Order to terminate this Agreement has not complied with its obligations under this Agreement.

       (e) Either I/O or Stockholder may terminate this Agreement, if the Exhibits to this Agreement have not been agreed upon, and attached to this Agreement, by the parties by October 15, 1998, or if the Closing shall not have been consummated before November 30, 1998.

       (f) Stockholder may terminate this Agreement during the five (5) calendar days following delivery to Stockholder of the Private Placement Memorandum.

       (g) I/O may terminate this Agreement during the five (5) calendar days following delivery of the Disclosure Letter or two (2) calendar days following delivery of any Supplement to the Disclosure Letter.

       9.22 EFFECT OF TERMINATION. If any party terminates this Agreement pursuant to Section 9.21, all rights and obligations of the parties hereunder shall terminate without any liability, under any theory, of one party to any other party; and Sections 9.1, 9.3, 9.4, 9.6 through 9.16 and 9.22 shall survive termination of this Agreement.

       9.23 EFFORTS TO CONSUMMATE. Each party shall use its Reasonable Efforts to cause the conditions of the obligations of the parties contained in this Agreement to be satisfied to the extent that the satisfaction of such conditions can be controlled or influenced by that party or its Affiliates.

       9.24 EMPLOYEE MATTERS. DigiCourse employees who are employed by DigiCourse immediately before the Effective Time will remain employees of the Surviving Corporation, subject to all employment policies of I/O.

       9.25 DIGICOURSE BENEFIT PLANS. Provisions concerning the disposition of accounts in Plans in which DigiCourse employees participated prior to the Closing are contained in the Transfer Plan.

       9.26   RECORDS.

       (a) Following Closing, Surviving Corporation shall give to Stockholder free and unrestricted access to (and the right to make copies at the expense of Stockholder) of DigiCourse pre-Closing records held by the Surviving Corporation, but any access pursuant to this Section 9.26 shall be conducted in such manner as not to interfere unreasonably with the operations of the Surviving Corporation.

       (b) Following the Effective Time of Closing, Stockholder shall give to Surviving Corporation free and unrestricted access to (and the right to make copies at the expense of Surviving Corporation) DigiCourse's pre-Closing records held by Stockholder, but any access pursuant to this Section 9.26 shall be conducted in such manner as not to interfere unreasonably with the operations of the business of Stockholder.

       (c) Any access to Records pursuant to this Section shall be subject to the confidentiality obligations stated in Section 9.3.

       9.27 RECORDS RETENTION. I/O agrees to cause the Surviving Corporation, for a period of eight (8) years after the Closing, to preserve, retain and permit access to and copying by the Stockholder, and its representatives, of all pre-Closing books, records, accounts, purchase orders, invoices and other material documents of or relating to DigiCourse together with all minute books, seals, share certificate, share ledgers and other corporate records and material of DigiCourse held by Surviving Corporation.

       9.28 CONDUCT OF BUSINESS. Until the earlier of (i) the Effective Time or (ii) termination of this Agreement, each party will conduct its business only in the Ordinary Course of Business.

       9.29   CERTAIN ACTIONS.   Stockholder and DigiCourse shall have no
obligation to consummate the Contemplated Transactions unless and until the I/O Board of Directors approves the following provision: Prior to February 1, 1999, I/O will not, without the written consent of Stockholder, take any action in furtherance of I/O being acquired by any Person (an "Acquisition") except an action that is required by Legal Requirements (other than under Contracts) of any Governmental Body. I/O warrants and represents to Stockholder that I/O, its Board of Directors, management, or Representatives are not engaged in discussions with any Person concerning an Acquisition. Since January 1, 1998, I/O has taken no action in furtherance of an Acquisition.

       9.30 EXHIBITS. References in this Agreement to Exhibits shall mean and refer to those Exhibits (except those Exhibits which are attached hereto) to be agreed upon by the parties and attached hereto and made a part hereof on or prior to October 15, 1998. The parties shall use Reasonable Efforts to complete the Exhibits prior to October 15, 1998.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above:

DIGICOURSE, INC.                                 I/O MARINE, INC.
a Louisiana Corporation                          a Louisiana Corporation


By:  /s/ ROY KELM                                By: /s/ W. J. ZERINGUE
   -------------------------------                  ---------------------------
       Director                                         Director


By: /s/ BARRY L. LACOUR                          By: /s/ AXEL M. SIGMAR
   -------------------------------                  ---------------------------
       Director                                         Director


By: /s/ JAMES M. LAPEYRE, JR.
   -------------------------------
       Director


By: /s/ LAWRENCE P. OERTLING
   -------------------------------
       Director


By: /s/ ROBBERT VORHOFF
   -------------------------------
       Director



THE LAITRAM CORPORATION                          INPUT/OUTPUT, INC.
a Louisiana Corporation                          a Delaware Corporation



By: /s/ JAMES M. LAPEYRE, JR.                    By: /s/ W. J. ZERINGUE
   -------------------------------                  ---------------------------
   James M. Lapeyre, Jr., Chairman                   W. J. Zeringue, Chairman

                          CERTIFICATE OF SECRETARIES

       The undersigned Secretary of DigiCourse, Inc., a Louisiana corporation, and the undersigned Secretary of I/O Marine, Inc., a Louisiana corporation, each hereby certify with respect to the corporation of which they serve in such capacity that this Agreement has been approved by the sole shareholder of such corporation in the manner required by law.

Dated: September 30, 1998                  /s/ LAWRENCE P. OERTLING
                                          -------------------------------------
                                            Lawrence P. Oertling, Secretary
                                            DigiCourse, Inc.
                                            a Louisiana Corporation



Dated: September 30, 1998                  /s/ CHRIS E. WOLFE
                                          -------------------------------------
                                            Chris E. Wolfe, Secretary
                                            I/O Marine, Inc.
                                            a Louisiana Corporation

       Pursuant to Section 112 of the Louisiana Business Corporation Law, the undersigned corporations have caused this Agreement and Plan of Merger to be executed by their respective presidents.

Dated: September 30, 1998                 DIGICOURSE, INC.


                                          By: /s/ ROY KELM
                                             ----------------------------------
                                             Name:  Roy Kelm
                                             Title: President


Dated: September 30, 1998                 I/O MARINE, INC.

                                          By: /s/ AXEL M. SIGMAR
                                             ----------------------------------
                                             Name:  Axel M. Sigmar
                                             Title: President

                                ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF HARRIS

       BE IT KNOWN, that on this 1st day of October, 1998, before me, the undersigned Notary, duly commissioned, qualified and sworn within and for the State and County aforesaid, personally came and appeared Axel M. Sigmar, appearing herein in his capacity as the President of I/O Marine, Inc., to me personally known to be the identical person whose name is subscribed to the foregoing instrument as the said officer of the said corporation, and declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the same on behalf of the said corporation with full authority of its Board of Directors, and that the said instrument is the free act and deed of the said corporation and was executed for the uses, purposes and benefits therein expressed.

WITNESS 1:                                PRESIDENT:


 /s/ CHRIS E. WOLFE                       /s/ AXEL M. SIGMAR
-------------------------                 -------------------------
                                          Axel M. Sigmar


WITNESS 2:


 /s/ TERRY M. PRUITT
-------------------------


 /s/ MICHELLE LYLES
-------------------------
NOTARY PUBLIC

                                ACKNOWLEDGMENT


STATE OF LOUISIANA

PARISH OF JEFFERSON

       BE IT KNOWN, that on this 1st of October, 1998, before me, the undersigned Notary, duly commissioned, qualified and sworn within and for the State and Parish aforesaid, personally came and appeared Roy Kelm, appearing herein in his capacity as the President of DigiCourse, Inc., to me personally known to be the identical person whose name is subscribed to the foregoing instrument as the said officer of the said corporation, and declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses, that he executed the same on behalf of the said corporation with full authority of its Board of Directors, and that the said instrument is the free act and deed of the said corporation and was executed for the uses, purposes and benefits therein expressed.

WITNESSES:                                PRESIDENT:


 /s/ DEBORAH T. PRYPOLATO                 /s/ ROY KELM
-------------------------                 -------------------------
                                          Roy Kelm

 /s/ MARY T. BECENL
-------------------------


 /s/ FRED F. ZEPHER
-------------------------
NOTARY PUBLIC